Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-36007 and 333-70846) and Form S-8 (Nos. 33-41806, 33-42845, 33-42846, 33-48404, 33-61494, 33-64202, 33-64204, 33-95616, 333-11201, 333-11199, 333-36009, 333-56685, 333-78765, 333-78769, 333-43172, 333-43170, 333-27733, 333-105426, 333-108906 and 333-108905) of IDEXX Laboratories, Inc. of our report dated March 14, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2005